Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Fleishman-Hillard, Inc.
Eileen C. McIntyre	Rob Kloppenburg
Senior Director, Corporate Communications	(617) 692-0504
(781) 860-8533	kloppenr@fleishman.com
eileen.mcintyre@cubist.com

CUBIST PHARMACEUTICALS REPORTS FIRST QUARTER 2006 RESULTS;

TOTAL REVENUES $40.1 MILLION; NET PRODUCT REVENUES $37.9 MILLION

GAAP LOSS $0.11 PER SHARE

NON-GAAP LOSS $0.06 PER SHARE

Earnings Conference Call & Webcast Today (With Slides) at 5:00 pm EDT

Lexington, MA, April 19, 2006 — Cubist Pharmaceuticals, Inc. (Nasdaq:  CBST) today reported results for the first quarter ended March 31, 2006. CUBICIN continued to show strong revenue growth with $37.9 million of net product revenues for the first quarter of 2006 (which includes $0.6 million of international product sales), compared to $20.9 million for the first quarter of 2005, a 79% increase year-over-year, excluding international product sales.

Total revenues for the first quarter of 2006 were $40.1 million, compared to $23.7 million for the first quarter of 2005. The increase was attributable primarily to the significant growth in net product sales of CUBICIN.

Net loss for the first quarter of 2006 on a GAAP basis was $5.9 million, or $0.11 per share, compared to $12.9 million or $0.25 per share for the first quarter of 2005. GAAP net loss includes $2.6 million, or $0.05 per share, in stock-based compensation expenses as a result of our adoption on January 1, 2006 of Financial Accounting Standards No. 123(R) (“FAS 123(R)”). Non-GAAP net loss, excluding FAS 123(R) stock-based compensation expenses, was $3.3 million, or $0.06 per share.

Sales and marketing expense was $14.1 million for the first quarter of 2006, compared to $9.5 million for the first quarter of 2005. This increase is attributable primarily to the expansion of Cubist’s sales force in the first quarter of 2006 resulting in higher payroll and other employee related expenses.

Use of Non-GAAP Financial Measures

Cubist adopted FAS 123(R) on January 1, 2006 using the modified prospective method, which resulted in the recognition of stock compensation expenses in the statement of operations during the quarter ended March 31, 2006 without adjusting the prior year first quarter. Cubist uses non-GAAP net loss and non-GAAP net loss per share data to improve its analysis of operational results and trends. Cubist’s management also uses these non-GAAP figures to make financial and operational decisions as these numbers exclude non-operational activities. These measures should not be considered an alternative to measurements required by GAAP, such as net loss and net loss per share, and should not be considered measures of our liquidity. A reconciliation between non-GAAP financial measures and GAAP financial measures are included in the tables accompanying this press release after the unaudited condensed consolidated financial statements.

*****************CONFERENCE CALL & WEBCAST INFORMATION******************

Cubist will host a conference call and live audio webcast today at 5:00 p.m. EDT to discuss its first quarter financial results, the company’s business activities, and financial outlook.

LIVE DOMESTIC & CANADA CALL-IN:  (877) 407-0778

LIVE INTERNATIONAL CALL-IN:  (201) 689-8565

24-HOUR REPLAY DOMESTIC & CANADA:  (877) 660-6853
24-HOUR REPLAY INTERNATIONAL:  (201) 612-7415
REPLAY Account # 286 & Conference ID # 196688 (both are needed)

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:  www.cubist.com

Replay will be available for 30 days via the Internet.

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that address unmet medical needs in the acute care environment. In the U.S., Cubist markets CUBICIN® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides. CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections. In September, 2005, Cubist submitted a supplemental New Drug Application (sNDA) for approval to add S. aureus bacteremia with known or suspected endocarditis to the indication statement for CUBICIN. The FDA granted this application priority review. On March 6, the Anti-Infective Drugs Advisory Committee recommended approval of an expanded label for CUBICIN. On March 24th, the FDA issued an approvable letter, with action on a label expected by late May. The Cubist product pipeline includes our lipopeptide program, the product candidate HepeX-B and our natural products screening program. Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist. These factors include, but are not limited to: (i) whether we will receive, and the potential timing and scope of, regulatory approvals or clearances to market CUBICIN in other countries and for additional indications in the United States and other countries pursuant to our currently-planned filings and any filings we determine to make in the future, which filings are subject to approval by the applicable regulatory agency or agencies, regardless of our confidence in the results of the clinical trials supporting such filings; (ii) the level of acceptance of CUBICIN by physicians, patients, and the medical community and the availability of reimbursement from third-party payors, including governments, private insurance plans and managed care providers; (iii) any changes in the current or anticipated market demand or medical need for CUBICIN; (iv)  competition, particularly with respect to CUBICIN; (v) whether the FDA accepts proposed clinical trial protocols that may be achieved in a timely manner; (vi) our ability to conduct successful clinical trials in a timely manner; (vii) the ability of our third party manufacturers, including our single source provider of bulk drug substance, to manufacture sufficient quantities of CUBICIN in accordance with Good Manufacturing Practices and at an acceptable cost; (viii) our dependence upon pharmaceutical and biotechnology collaborations; (ix)  our ability to finance our operations; (x) the effectiveness of our expanded sales force; (xi) potential costs resulting from product liability or other third party claims; (xii) our ability to protect our proprietary technologies; (xiii) our ability to discover, in-license, or acquire drug candidates and develop and achieve commercial success for drug candidates; (xiv) our ability to integrate successfully the operations of any business we may acquire and the potential  impact of any future acquisition on our financial results;  and (xv)  a variety of risks common to our industry, including ongoing regulatory review, litigation relating to intellectual property, and legislative or regulatory changes.

Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and CUBICIN are registered trademarks of Cubist Pharmaceuticals, Inc.; HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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Additional information can be found at Cubist’s web site at www.cubist.com

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	March 31,	December 31,
	2006	2005
ASSETS
Cash, cash equivalents and investments	$92,870	$101,748
Accounts receivable, net	14,805	14,701
Inventory	19,583	16,695
Property and equipment, net	46,528	46,027
Other assets	35,382	38,894

Total assets	$209,168	$218,065

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$25,396	$35,138
Deferred revenue	1,250	1,250
Debt and capital lease obligations	165,049	165,078
Total liabilities	191,695	201,466

Total stockholders’ equity	17,473	16,599

Total liabilities and stockholders’ equity	$209,168	$218,065

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2006	2005
Revenues:
Product revenues, net	$37,941	$20,889
Other revenues	2,114	2,793
Total revenues, net	$40,055	$23,682

Costs and expenses:
Cost of product revenues	10,132	6,925
Research and development	13,581	13,743
Sales and marketing	14,068	9,545
General and administrative	6,668	4,762
Total costs and expenses	44,449	34,975

Operating loss	(4,394)	(11,293)

Other expense, net	(1,486)	(1,589)

Net loss	$(5,880)	$(12,882)

Basic and diluted net loss per common share	$(0.11)	$(0.25)

Basic and diluted weighted average number of common shares	54,079,305	51,506,878

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS – NON-GAAP

UNAUDITED

(in thousands, except share and per share data)

	Three months ended
	March 31,
	2006	2005

GAAP net loss	$(5,880)	$(12,882)

Stock-based compensation expense under SFAS 123(R)	2,575	—

Non-GAAP proforma net loss	$(3,305)	$(12,882)

Non-GAAP Basic and diluted net loss per common share	$(0.06)	$(0.25)

Basic and diluted weighted average number of common shares	54,079,305	51,506,878